EXHIBIT 10(k)




                            AMENDMENT NO. 3

                       Dated as of June 1, 2001

                                OF THE

                          SHARED ASSETS AREA

                         OPERATING AGREEMENT

                                  FOR

                             [NORTH JERSEY]
                     [SOUTH JERSEY/PHILADELPHIA]
                                [DETROIT]

                      Dated as of June 1, 1999

                            By and Among

                    CONSOLIDATED RAIL CORPORATION

                    CSX TRANSPORTATION, INC. and

                   NORFOLK SOUTHERN RAILWAY COMPANY

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                             AMENDMENT NO. 3
                                 OF THE
                  SHARED ASSETS AREA OPERTING AGREEMENT
                                   FOR
                             [NORTH JERSEY]
                       [SOUTH JERSEY/PHILADELPHIA]
                                [DETROIT]


	This AMENDMENT No. 3 dated as of June 1, 2001 ("Amendment No. 3") of the SHARED ASSETS AREA OPERATING AGREEMENT for [North Jersey]
[South Jersey/Philadelphia] [Detroit] (the "Agreement") dated as of June 1, 1999, is by and among Consolidated Rail Corporation ("CRC"), CSX Transportation, Inc. ("CSXT") and
Norfolk Southern Railway Company ("NSR").

                            W I T N E S S E T H

	WHEREAS, the parties have previously entered into the Agreement;

	WHEREAS, the parties previously amended the Agreement by an Amendment No. 1, dated as of June 1, 2000 ("Amendment No. 1"), which provided for the allocation of responsibility for Damage with respect to certain incidents occurring prior to June 1, 2001;

	WHEREAS, the parties now desire to extend the effectiveness of the provision described in Amendment No. 1 for an indefinite period, subject to reexamination in the future; and

	WHEREAS, it is the intent of the parties that, except as expressly amended hereby and in Amendment No. 1, the Agreement shall remain unamended and in full force and effect.

	NOW, THEREFORE, the parties hereby further amend the Agreement as follows:

	Section 1. Definitions. Capitalized terms used in this Amendment No. 2 and not defined herein shall have the meanings
assigned to such terms in the Agreement	Section 2.  Amendment of the
Agreement. The Agreement is hereby amended pursuant to and in compliance with Section 17 as follows:

	A.	The heading and text of Section 11(b) are hereby deleted
in their entirety and the following substituted therefore:

	(b)	Operators' Joint Responsibility.

		(i)	Damages Borne Equally.  Except as otherwise provided
in 1) Section 11(a) (Operators' Sole Responsibility), (2) Section 11(c)
(1)(CRC Damages Generally), (3) Section 11(c)(ii)(B) (No Reallocation for Insurance), (4) Section 11(f) (Specified Level Damages), and (5)
Section 11(g) (Substance Abuse Exceptions), and subject to Section 11(c)(ii)(A)(Net of Insurance), responsibility for all Damage shall be borne equally by the Operators, with each being liable for one-half
(1/2) of the Damage.

		(ii)	Reexamination.  Either Operator may give written
notice to the other Operator and CRC (the "Proposed Change Notice") that it wishes to propose a new method for allocating Operators'
Joint Responsibility (Section 11(b)(i) above) and such Proposed Change Notice shall set forth details of such new method, including the language of the proposed amendment of Section 11(b). The two
Operators and CRC shall have ninety (90) days from the date of the Proposed Change Notice to agree upon a new method of allocating Operators' Joint Responsibility, which agreement shall be evidenced by an amendment ("Change Amendment") to this Agreement executed by both Operators and CRC. From and after the effective date specified in the Change Amendment, the new method of allocation of Operators' Joint Responsibility shall be effective. If both Operators and CRC are not able to so agree and execute an appropriate Change Amendment within ninety (90) days after the date of the Proposed Change Notice, then, at 12:01 a.m. on the Ninety-first (91st) day after the date of the Proposed Change Notice (the "Default Time"), the Default Provision allocating Operators' Joint Responsibility (Section
11(b)(iii) below) shall become effective. The method of allocating Damage in the case of Operators' Joint Responsibility under the Change Amendment or the Default Provision, as the case may be, shall apply only to incidents that occur on or after the effective date thereof, and not to Damage related to incidents that occurred before such effective date.

		(iii)	Default Provision.  From and after the Default Time,
except as otherwise provided in (1) Section 11(a) (Operators' Sole Responsibility), (2) Section 11(c)(i) (CRC Damages Generally), (3)
Section 11(c)(ii)(B) (No Reallocation for Insurance), (4) Section
11(f) (Specified Level Damages), and (5) Section 11(g) (Substance
Abuse Exceptions) and subject to Section 11(c)(ii)(A) (Net of
Insurance), all Damage shall be apportioned between the Operators in proportion to their respective Total Train Usage Percentages in the Zone in which the incident giving rise to such Damage occurred for the 12 calendar month period immediately preceding the incident giving rise to such Damage.

	B.	The heading and text of Section 11(f)(i)(A.1) are
hereby deleted in their entirety and the following substituted therefor:

		(A.1)	Tier One Damages Defined.  In this Section 11(f),
"Tier One Damages" for any incident occurring on or after June 1, 2001 shall, except as otherwise provided in Section 11(g) (Substance Abuse Exceptions), include the greater of:

				1)	$25 million of Damages; or

	2)	the lowest amount of Damages which, when allocated
among all parties, results in an allocation to either Operator of Damages in an amount equal to all insurance benefits available to that Operator (called the "Lesser Insured Operator") which has the lesser (as between the Operators) amount of insurance benefits available to it, including, without limitation, insurance to which CRC looks under Section 11(c) (CRC Responsibility, Allocation and Insurance). In determining insurance benefits available to the Lesser Insured Operator, both property and liability insurance shall be considered but (i) only to the extent benefits are actually available in connection with that incident; and (ii) they shall be calculated separately (i.e., property insurance benefits shall not be considered in any determination of available liability insurance benefits and vice versa)."


	SECTION 3. Effectiveness. This Amendment No. 3 shall become effective as of June 1, 2001 (the "Amendment Date").

	SECTION 4. Integration; Confirmation. On and after the Amendment Date, each reference in the Agreement to "this Agreement," "herein," "hereunder," or words of similar import, and each reference in any Note or other document delivered in connection with the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment, and the Agreement as so amended shall be read as a single integrated document. Except as specifically amended by this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

	SECTION 5. Confirmation of Agreement. In all respects not inconsistent with the terms and provisions of this Amendment No. 3, the Agreement is hereby ratified, adopted, approved and confirmed.

	SECTION 6. Counterparts. This Amendment No. 3 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


					CSX TRANSPORTATION, INC.

					By: /s/ Ellen M. Fitzsimmons
					Name:   Ellen M. Fitzsimmons
					Title:  Sr. V.P.-Law & General Counsel


					NORFOLK SOUTHERN RAILWAY COMPANY

					By: /s/ Kathryn B. McQuade
					Name:   Kathryn B. McQuade
					Title:  Sr. V.P. - Financial Planning


                              CONSOLIDATED RAIL CORPORATION

					By: /s/ Gregory R. Weber
					Name:   Gregory R. Weber
					Title:  President and Chief Executive
                                      Officer